Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Polen Credit Opportunities Fund of our report dated August 17, 2023, relating to the financial statements of Polen Credit Opportunities Fund, which appears in this registration statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 17, 2023